EXHIBIT 99.1

J.JILL, INC. ANNOUNCES FOURTH QUARTER 2019 RESULTS

Quincy, MA – March 4, 2020 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the fourth quarter and fiscal year ended February 1, 2020.

James S. Scully, Interim Chief Executive Officer of J.Jill, Inc. stated, “Our fourth quarter results exceeded our expectations as we continued to make progress in balancing a reduction in our inventory levels while maintaining discipline with our bottom line. While pleased to end the year with inventories better positioned, we continue to see great opportunity to instill further operating disciplines within the business.”

Mr. Scully continued, “We have entered fiscal 2020 with strong focus on gross margin stabilization and recovery driven by enhanced inventory discipline and improved product assortments. I want to thank all of our teams for their hard work and dedication to J.Jill. The key tenets of the brand, including our attractive and loyal customer demographic, remain strong and we are focused on building the capabilities to capture the long term opportunities ahead for this brand.”

For the fourth quarter ended February 1, 2020:

•	Total net sales for the thirteen weeks ended February 1, 2020 decreased $2.8 million to $168.1 million versus $170.9 million for the thirteen weeks ended February 2, 2019.
•	Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 2.8%.
•	Direct to consumer net sales represented 47.3% of total net sales, compared to 45.3% in the fourth quarter of fiscal 2018.
•	Gross profit decreased to $100.0 million from $107.8 million in the fourth quarter of fiscal 2018. Gross margin was 59.5% compared to 63.1% in the fourth quarter of fiscal 2018.
•

SG&A was $101.0 million compared to $99.8 million in the fourth quarter of fiscal 2018. In the fourth quarter of fiscal 2019, SG&A included $2.6 million of expenses of which $0.3 million related to the impairment of long-lived assets, $1.9 million related to other non-recurring expenses and $0.4 million of accelerated stock-based compensation. Excluding non-recurring expenses in fiscal 2019 and 2018, SG&A as a percentage of total net sales was 58.5% compared to 58.4% in the fourth quarter of fiscal 2018.

•

Income from operations decreased to a loss of $37.0 million from income of $8.0 million in the fourth quarter of fiscal 2018. Adjusted Income from Operations* was $1.7 million compared to Adjusted Income from Operations* of $8.0 million in the fourth quarter of fiscal 2018.

•	Interest expense remained the same at $4.7 million in the fourth quarter of fiscal 2019 and 2018.
•	Income tax benefit was $3.2 million compared to an expense of $1.2 million in the fourth quarter of fiscal 2018, and the effective tax rate was 7.6% compared to 37.1% in the fourth quarter of 2018.
•	Net income decreased to a loss of $38.6 million compared to an income of $2.1 million in the fourth quarter of fiscal 2018.
•

Diluted earnings per share was a loss of $0.88 compared to income of $0.05 in the fourth quarter of fiscal 2018, including the impact of one-time expenses. Excluding these impacts, Adjusted Diluted Earnings per Share* in the fourth quarter of fiscal 2019 was a loss of $0.05 compared to income of $0.05 in the fourth quarter of 2018.

•

Adjusted EBITDA* for the fourth quarter of fiscal 2019 decreased by 36.2% to $11.8 million from $18.5 million in the fourth quarter of fiscal 2018. As a percentage of total net sales, Adjusted EBITDA* was 7.0% compared to 10.8% in the fourth quarter of fiscal 2018.

For the fiscal year ended February 1, 2020:

•	Total net sales for the fifty-two weeks ended February 1, 2020 decreased $14.9 million to $691.3 million versus $706.3 million for the fifty-two weeks ended February 2, 2019.
•	Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 3.6%.
•	Direct to consumer net sales represented 43.7% of total net sales compared to 41.6% in the fifty-two weeks ended February 2, 2019.
•

Gross profit decreased to $428.6 million from $460.3 million in the fifty-two weeks ended February 2, 2019. Gross margin was 62.0% compared to 65.2% in the fifty-two weeks ended February 2, 2019, reflecting the impact of inventory actions taken in the second quarter ended August 3, 2019.

•

SG&A was $409.1 million compared to $399.0 million in the fifty-two weeks ended February 2, 2019. In the fifty-two weeks ended February 1, 2020, SG&A included $3.9 million of expenses of which $2.3 million related to the impairment of long-lived assets, $1.2 million related to other non-recurring expenses and $0.4 million of accelerated stock-based compensation. In the fifty-two weeks ended February 2, 2019, SG&A included $1.3 million of non-recurring expenses and $0.2 million of accelerated stock-based compensation. Excluding these non-recurring expenses in both years, SG&A as a percentage of total net sales was 58.6% compared to 56.3% in the fifty-two weeks ended February 2, 2019.

•

Income from operations, inclusive of non-recurring SG&A expenses, decreased to a loss of $112.0 million from income of $61.2 million in the fifty-two weeks ended February 2, 2019. Adjusted Income from Operations* was $23.4 million compared to Adjusted Income from Operations* of $62.6 million in the fifty-two weeks ended February 2, 2019.

•	Interest expense was $19.6 million compared to $19.1 million in the fifty-two weeks ended February 2, 2019.
•

Income tax benefit was $3.0 million compared to an expense of $11.6 million in the fifty-two weeks ended February 2, 2019, and the effective tax rate was 2.3% compared to 27.6% in the fifty-two weeks ended February 2, 2019.

•

Net income decreased to a loss of $128.6 million from an income of $30.5 million in the fifty-two weeks ended February 2, 2019, which is inclusive of non-recurring SG&A expenses. Excluding these impacts, Adjusted Net Income* was $2.8 million compared to Adjusted Net Income* of $31.7 million in the fifty-two weeks ended February 2, 2019.

•

Diluted earnings per share was a loss of $2.94 compared to diluted earnings per share of $0.69 in the fifty-two weeks ended February 2, 2019, including the impact of one-time expenses. Excluding these impacts, Adjusted Diluted Earnings per Share* in the fifty-two weeks ended February 1, 2020 was $0.06 compared to $0.72 in the fifty-two weeks ended February 2, 2019.

•

Adjusted EBITDA* in the fifty-two weeks ended February 1, 2020  decreased by 36.7% to $65.5 million from $103.5 million in the fifty-two weeks ended February 2, 2019. As a percentage of total net sales, Adjusted EBITDA* was 9.5% compared to 14.7% in the fifty-two weeks ended February 2, 2019.

The Company made a $5 million voluntary pre-payment of its term loan and ended the fourth quarter fiscal 2019 with $21.5 million in cash. Inventory at the end of the fourth quarter fiscal 2019 decreased to $72.6 million compared to $77.3 million at the end of the fourth quarter of fiscal 2018. The Company opened one store and closed four in the fourth quarter, ending the year with 287 stores.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.

Outlook

Beginning in the first quarter 2020, we will report total comparable sales excluding shipping and handling revenue. Please see the restated comparable sales table at the end of our press release.

For the first quarter of fiscal 2020, we expect total comparable sales to decrease 3% to 5% compared to a decrease of 2.4% (as adjusted) for the first quarter of fiscal 2019. Total net sales are expected to decrease 2% to 4%. Diluted earnings per share are expected to be $0.06 to $0.08, compared to diluted earnings per share of $0.10 in the first quarter of fiscal 2019.

For the full 2020 fiscal year, we expect total comparable sales to decrease 3% to 5% compared to a decrease of 3.2% (as adjusted) for the full 2019 fiscal year. Total net sales are expected to decrease 2% to 4% for fiscal 2020. Adjusted earnings per share are expected to be $0.10 to $0.14 compared to Adjusted Diluted Earnings per Share of $0.06 for the full fiscal 2019 year.  Adjusted Diluted Earnings per Share excludes the impact of non-cash impairment charges and other non-recurring expenses incurred in fiscal 2019.

Conference Call Information

A conference call to discuss fourth quarter 2019 results is scheduled for today, March 4, 2020, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (844) 579-6824 or (763) 488-9145 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 9584162 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the live call and can be accessed both online and by dialing (855) 859-2056 or (404) 537-3406. The pin number to access the telephone replay is 9584162. The telephone replay will be available until Wednesday, March 11, 2020.

About J.Jill, Inc.

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through more than 280 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•

Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, write-off of property and equipment, and other non-recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.

•

Adjusted Income from Operations, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, and other non-recurring expense and one-time items.  We present Adjusted Income from Operations on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Net Income, which represents net income (loss) plus other non-recurring expenses and one-time items. We present Adjusted Net Income on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”) represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, net income (loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS to net income (loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA” and “Reconciliation of GAAP Net Income to Adjusted Net Income”, “Adjusted Net Income as well as Reconciliation of GAAP Operating Income to Adjusted Income from Operations” and not rely solely on Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	February 1, 2020	February 2, 2019
Net sales	$168,064	$170,902
Cost of goods sold	68,030	63,081
Gross profit	100,034	107,821
Selling, general and administrative expenses	100,954	99,794
Impairment of goodwill	31,000	—
Impairment of indefinite-lived intangible assets	5,100	—
Operating (loss) income	(37,020)	8,027
Interest expense, net	4,719	4,696
(Loss) income before provision for income taxes	(41,739)	3,331
Income tax (benefit) provision	(3,154)	1,237
Net (loss) income and total comprehensive income	$(38,585)	$2,094
Net income per common share attributable to common shareholders
Basic	$(0.88)	$0.05
Diluted	$(0.88)	$0.05
Weighted average number of common shares outstanding
Basic	44,017,340	43,060,392
Diluted	44,017,340	44,359,599

	For the Fifty-Two Weeks Ended
	February 1, 2020	February 2, 2019
Net sales	$691,345	$706,262
Cost of goods sold	262,766	245,982
Gross profit	428,579	460,280
Selling, general and administrative expenses	409,069	399,042
Impairment of goodwill	119,428	-
Impairment of indefinite-lived intangible assets	12,100	-
Operating (loss) income	(112,018)	61,238
Interest expense, net	19,571	19,064
(Loss) income before provision for income taxes	(131,589)	42,174
Income tax (benefit) provision	(3,022)	11,649
Net (loss) income and total comprehensive income	$(128,567)	$30,525
Net (loss) income per common share attributable to common shareholders
Basic	$(2.94)	$0.71
Diluted	$(2.94)	$0.69
Weighted average number of common shares outstanding
Basic	43,749,324	42,771,316
Diluted	43,749,324	44,239,751

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	February 1, 2020	February 2, 2019
Assets
Current assets:
Cash	$21,527	$66,204
Accounts receivable	6,568	4,007
Inventories, net	72,599	77,349
Prepaid expenses and other current assets	22,256	27,734
Total current assets	122,950	175,294
Property and equipment, net	107,645	118,044
Intangible assets, net	112,814	136,177
Goodwill	77,597	197,026
Operating lease assets, net	211,332	-
Other assets	1,650	447
Total assets	$633,988	$626,988
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$43,053	$55,012
Accrued expenses and other current liabilities	42,712	45,306
Current portion of long-term debt	8,187	2,799
Current portion of operating lease liabilities	33,875	-
Total current liabilities	127,827	103,117
Long-term debt, net of discount and current portion	225,812	237,464
Operating lease liabilities, net of current portion	208,800	-
Deferred income taxes	31,034	41,842
Other liabilities	1,950	30,770
Total liabilities	595,423	413,193
Shareholders’ Equity
Common stock, par value $0.01 per share; 250,000,000 shares authorized; 44,288,127 and 43,672,418 shares issued and outstanding at February 1, 2020 and February 2, 2019, respectively	441	437
Additional paid-in capital	125,078	121,635
Accumulated (deficit) earnings	(86,954)	91,723
Total shareholders’ equity	38,565	213,795
Total liabilities and shareholders’ equity	$633,988	$626,988

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	February 1, 2020	February 2, 2019
Net (loss) income	$(38,585)	$2,094
Interest expense, net	4,719	4,696
Income tax (benefit) provision	(3,154)	1,237
Depreciation and amortization	9,618	9,351
Equity-based compensation expense (a)	428	1,056
Write-off of property and equipment (b)	66	41
Impairment of goodwill and indefinite-lived intangible assets	36,100	—
Impairment of long-lived assets (c)	261	—
Other non-recurring expenses (d)	2,337	—
Adjusted EBITDA	$11,790	$18,475

	For the Fifty-Two Weeks Ended
	February 1, 2020	February 2, 2019
Net (loss) income	$(128,567)	$30,525
Interest expense, net	19,571	19,064
Income tax (benefit) provision	(3,022)	11,649
Depreciation and amortization	37,925	36,749
Equity-based compensation expense (a)	3,972	4,010
Write-off of property and equipment (b)	151	128
Impairment of goodwill and indefinite-lived intangible assets	131,528	—
Impairment of long-lived assets (c)	2,325	—
Other non-recurring expenses (d)	1,597	1,346
Adjusted EBITDA	$65,480	$103,471

(a)

Represents expenses associated with equity incentive instruments granted to our management. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grants.

(b)	Represents net gain or loss on the disposal of fixed assets.
(c)	Represents impairment of long-lived assets and the change in use of a right-of-use asset.
(d)

Represents items management believes are not indicative of ongoing operating performance. For the fifty-two weeks ended February 1, 2020 these expenses are primarily composed of a gain from insurance proceeds, restructuring costs and expenses related to a CEO transition. For the fifty-two weeks ended February 2, 2019, these expenses include costs related to a CEO transition.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	February 1, 2020	February 2, 2019
Net (loss) income	$(38,585)	$2,094
Interest expense, net	4,719	4,696
Income tax (benefit) provision	(3,154)	1,237
Impairment of goodwill and indefinite-lived intangible assets	36,100	—
Impairment of long-lived assets(a)	261	—
Other non-recurring expenses (b)	2,337	—
Adjusted Income from Operations	$1,678	$8,027

	For the Fifty-Two Weeks Ended
	February 1, 2020	February 2, 2019
Net (loss) income	$(128,567)	$30,525
Interest expense, net	19,571	19,064
Income tax (benefit) provision	(3,022)	11,649
Impairment of goodwill and indefinite-lived intangible assets	131,528	—
Impairment of long-lived assets(a)	2,325	—
Other non-recurring expenses(b)	1,597	1,346
Adjusted Income from Operations	$23,432	$62,584

(a)	Represents impairment of long-lived assets and the change in use of a right-of-use asset.
(b)

Represents items management believes are not indicative of ongoing operating performance. For the fifty-two weeks ended February 1, 2020 these expenses are primarily composed of a gain from insurance proceeds, restructuring costs and expenses related to a CEO transition. For the fifty-two weeks ended February 2, 2019, these expenses include costs related to a CEO transition.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	February 1, 2020	February 2, 2019
Net (loss) income and total comprehensive income	$(38,585)	$2,094
Add: Income tax (benefit) provision	(3,154)	1,237
(Loss) income before income tax provision (benefit)	(41,739)	3,331
Add: Impairment of goodwill and indefinite-lived intangible assets	36,100	—
Add: Impairment of long-lived assets (a)	261	—
Add: Other non-recurring expenses(b)	1,911	—
Add: Accelerated equity-based compensation expense	426	—
Adjusted (loss) income before provision for income taxes	(3,041)	3,331
Less: Adjusted Tax Provision (c)	(822)	1,237
Adjusted net (loss) income	$(2,219)	$2,094
Adjusted net (loss) income per common share attributable to common shareholders
Basic	$(0.05)	$0.05
Diluted	$(0.05)	$0.05
Weighted average number of common shares outstanding
Basic	44,017,340	43,060,392
Diluted	44,017,340	44,359,599

	For the Fifty-Two Weeks Ended
	February 1, 2020	February 2, 2019
Net (loss) income and total comprehensive income	$(128,567)	$30,525
Add: Income tax (benefit) provision	(3,022)	11,649
(Loss) income before income tax provision (benefit)	(131,589)	42,174
Add: Impairment of goodwill and indefinite-lived intangible assets	131,528	—
Add: Impairment of long-lived assets (a)	2,325	—
Add: Other non-recurring expenses(b)	1,171	1,346
Add: Accelerated equity-based compensation expense	426	244
Adjusted Income before provision for income taxes	3,861	43,764
Less: Adjusted Tax Provision (c)	1,042	12,079
Adjusted net income	$2,819	$31,685
Adjusted net income per common share attributable to common shareholders
Basic	$0.06	$0.74
Diluted	$0.06	$0.72
Weighted average number of common shares outstanding
Basic	43,749,324	42,771,316
Diluted	43,749,324	44,239,751

(a)	Represents impairment of long-lived assets related to the change in use of a right-of-use asset.
(b)

Represents items management believes are not indicative of ongoing operating performance. For the fifty-two weeks ended February 1, 2020 these expenses are primarily composed of a gain from insurance proceeds and restructuring costs. For the fifty-two weeks ended February 2, 2019, these expenses include costs related to a CEO transition.

(c)

The adjusted tax provision for adjusted net income is estimated by applying a rate of 27% for FY19, 37.1% for the thirteen weeks ended February 2, 2019 and 27.6 for FY18, to the adjusted income before provision for income taxes.

J.Jill, Inc.

Change in comparable sales

(Unaudited)

	For the Thirteen Weeks Ended
	February 1, 2020	November 2, 2019	August 3, 2019	May 4, 2019	February 2, 2019	November 3, 2018

As Reported	-2.8%	-7.0%	-1.2%	-3.3%	-1.7%	1.0%
As Adjusted	-2.7%	-6.9%	-0.9%	-2.4%	-1.1%	1.2%

	For the Thirteen Weeks Ended
	August 4, 2018	May 5, 2018	February 3, 2018	October 28, 2017	July 29, 2017	April 29, 2017

As Reported	2.2%	2.3%	8.9%	-0.6%	7.8%	9.9%
As Adjusted	1.8%	2.5%	9.1%	0.1%	8.3%	9.9%

	For the Fiscal Year Ended
	February 1, 2020	February 2, 2019	February 3, 2018

As Reported	-3.6%	0.9%	6.4%
As Adjusted	-3.2%	1.1%	6.8%

Contacts:

Investor Contacts:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Media Contact:

Chris Gayton

J.Jill, Inc.

media@jjill.com

617-689-7916